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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Boston Scientific Corporation 1995 Long-Term Incentive Plan, as amended, and the 1992 Employee Stock Purchase Plan, as amended, of our reports dated February 14, 1997, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP


Boston, Massachusetts
April 9, 1997